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                                                                     Exhibit 5.1

                              Dickinson Wright PLLC
                         500 Woodward Avenue, Suite 4000
                          Detroit, Michigan 48226-3425


                                 July 8, 1998

SEMCO Energy, Inc.
405 Water Street
Port Huron, Michigan 48060

Re: Registration Statement on Form S-3

Ladies and Gentlemen:


        We are acting as counsel to SEMCO Energy, Inc. (the "Corporation") in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), including a preliminary prospectus and preliminary prospectus supplements, which is to be filed with the Securities and Exchange Commission (the "Commission") on July 8, 1998 under the Securities Act of
1933, as amended (the "Act"), for the registration under the Act of (1) Subordinated Debentures (the "Subordinated Debentures") to be issued by the Corporation to SEMCO Capital Trust (the "Trust"), (2) Trust Preferred Securities (liquidation amount $25 per Trust Preferred Security) (the "Trust Preferred Securities") to be issued by the Trust, (3) the Corporation's Trust Guarantee (as defined in the Registration Statement) with respect to such Trust Preferred Securities, (4) Medium Term Notes (the "Notes") to be issued by the Corporation and (5) Common Stock ("Common Stock") to be issued by the Corporation. The Subordinated Debentures will be issued pursuant to a subordinated indenture, as supplemented, between the Corporation and the trustee named therein (the "Subordinated Debenture Indenture"), the Trust Guarantee will be issued pursuant to a guaranty agreement between the Corporation and the trustee named therein (the "Trust Guaranty Agreement") and the Notes will be issued pursuant to a note indenture, as supplemented, between the Corporation and the trustee named therein (the "Note Indenture"), in each case substantially in the respective forms filed as exhibits to the Registration Statement.



        1. We are of the opinion that, upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions and upon the adoption of appropriate resolutions by the Board of Directors of the Corporation or a duly authorized committee thereof, when the Subordinated Debenture Indenture, the Note Indenture and the Guaranty Agreement have been duly executed and delivered by the proper officers of the Corporation and the trustees named therein, and when the Subordinated Debentures, the Guarantee and the Notes have been executed, authenticated and delivered in accordance with the terms of the Subordinated Debenture Indenture, the Guaranty Agreement and the Note Indenture, as the case may be, the Subordinated Debentures, the Guarantee and the Notes will be binding obligations of the Corporation
(subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws from time to time in force and to general principles of equity, whether considered in a proceeding at law or in equity).


        2.  We are of the opinion that, the Common Stock when issued and



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sold, as contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

The foregoing opinions are limited solely to the Federal laws of the United States, the laws of the State of Michigan, and, with respect to paragraph 1 above the laws of the State of New York. We are expressing no opinion as to the effect of the laws of any other jurisdiction and we have, with your consent, with respect to the laws of the State of New York, relied upon the opinion of Dewey Ballantine LLP, attached as Exhibit A hereto, as to the matters set forth in paragraph 1 above.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements with respect to our firm under the captions "Legal Matters" in the Registration Statement and "Legal Opinions" in the prospectus supplement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                             Very truly yours,

                                             /s/ DICKINSON WRIGHT PLLC










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                                                        EXHIBIT A TO EXHIBIT 5.1


                             DEWEY BALLANTINE LLP

                         1301 AVENUE OF THE AMERICAS
                             NEW YORK 10019-6092

                      TEL 212 259-8000  FAX 212 259-6333


                                 July 8, 1998


Dickinson Wright PLLC
500 Woodward Avenue
Suite 4000
Detroit, Michigan 48226-3425

        Re: Registration Statement on Form S-3

Ladies and Gentlemen:


        We are acting as counsel to underwriters to be designated in connection with a Registration Statement on Form S-3, including a preliminary prospectus, which is to be filed with the Securities and Exchange Commission (the "Commission") on July 8, 1998 (the "Registration Statement"), for the registration under the Securities Act of 1933, as amended (the "Act"), of (1) Subordinated Debentures (the "Subordinated Debentures") to be issued by SEMCO Energy, Inc. (the "Company") to SEMCO Capital Trust (the "Trust"), (2) Trust Preferred Securities (liquidation amount $25 per Preferred Security) (the "Trust Preferred Securities") to be issued by the Trust, (3) the Trust Guarantee (as defined in the Registration Statement) of the Company with respect to such Trust Preferred Securities and (4) the Company's Medium Term Notes (as defined in the Registration Statement). The Subordinated Debentures will be issued pursuant to a subordinated debenture indenture, as supplemented, between the Company and the trustee named therein (the "Subordinated Debenture Indenture"), the Trust Guarantee will be issued pursuant to a guarantee agreement between the Company and the trustee named therein (the "Trust Guarantee Agreement"), and the Medium Term Notes will be issued pursuant to a note indenture, as supplemented, between the Company and the trustee named therein (the "Note Indenture"), in each case in the respective forms filed as exhibits to the Registration Statement.


        We are of the opinion that, assuming that issuance of securities by the Company is not subject to regulation under the Public Utility
Holding Company Act of 1935, as amended, pursuant to an exemption thereunder, upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Subordinated Debenture Indenture has been duly executed and delivered by the proper officers of the Company and the trustee named therein, when the Trust Guarantee Agreement has been duly executed and delivered by the proper officers of the Company and the trustee named therein, when the Note Indenture has been duly executed and delivered by the proper officers of the Company and the trustee named therein, and when the Subordinated Debentures, the Trust Guarantee and the Medium Term Notes have been
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executed, authenticated and delivered in accordance with the terms of the
Subordinated Debenture Indenture, the Trust Guarantee Agreement and the Note Indenture, as the case may be, the Subordinated Debentures, the Trust Guarantee and the Medium Term Notes will be binding obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting creditors' rights generally and to general principles of equity, whether considered in a proceeding at law or in equity).

        We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York.

        This opinion is furnished solely for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion as an annex to such opinion. This opinion may not be relied upon by you for any other purpose, or quoted to or relied upon by any other person, firm or entity for any purpose, without our prior written consent.

                                        Very truly yours,


                                        /s/ DEWEY BALLANTINE LLP